BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, NY 10036	DEUTSCHE BANK TRUST COMPANY AMERICAS DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, NY 10005	JPMORGAN CHASE BANK, N.A. J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, NY 10179

May 29, 2012
BOYD GAMING CORPORATION
3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
Attention: Josh Hirsberg,
Senior Vice President, Chief Financial Officer and Treasurer
UBS SECURITIES LLC
299 Park Avenue
New York, NY 10171

UBS LOAN FINANCE LLC
677 Washington Boulevard
Stamford, CT 06901
Project Florida
Ladies and Gentlemen:
Reference is made to that certain Commitment Letter, dated May 16, 2012 (the “Commitment Letter”), among Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or its designated affiliate, “Merrill Lynch” and, together with Bank of America, “BofAML”), Deutsche Bank Trust Company Americas (“DBTCA”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI” and together with DBTCA and DBCI, collectively, “DB”), JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC (“JPMS” and, together with JPMCB, “JPM” and, together with BofAML and DB, the “Commitment Parties”) and Boyd Gaming Corporation (“you” or “Boyd”), regarding the Transaction (as defined in the Commitment Letter) described therein. Capitalized terms used in this letter agreement but not defined herein are used with the meanings assigned to them in the Commitment Letter.

1.    Additional Commitment Parties.
(a)     The Commitment Parties and you agree that, pursuant to Section 1 of the Commitment Letter and notwithstanding anything to the contrary contained therein, (i) you hereby appoint UBS Securities LLC (“UBSS”) as a joint arranger and joint bookrunning manager for the loans under the Target Senior Credit Facilities, and UBSS hereby accepts such appointment, and (ii) UBS Loan Finance LLC (“UBSLF” and together with UBSS, “UBS”) agrees to provide (a) $10 million of the principal amount of the Target Revolving Credit Facility under the Target Senior Credit Facilities and (b) 7 1/2% of the principal amount of the Target Senior Term Loan Facility.  Upon the effectiveness of this letter agreement, (i) the commitments of each of Bank of America and JPMCB will be reduced (a) with regard to the Target Revolving Credit Facility by $5 million and $5 million, respectively, and (b) with regard to the Target Senior Term Loan Facility by 3 3/4% and 3 3/4%, respectively, (ii) each of UBSS and UBSLF shall constitute a “Commitment Party”, (iii) UBSLF shall constitute an “Initial Target Senior Lender”, and (iv) UBSS shall constitute a “Target Senior Lead Arranger”, in each case under the Commitment Letter and the Fee Letter.
(b)     The Commitment Parties and you agree that (i) you hereby appoint UBSS as a joint arranger and joint bookrunning manager for the loans under the Target Bridge Facility, and UBSS hereby accepts such appointment, and (ii) UBSLF agrees to provide 7 1/2% of the principal amount of the Target Bridge Facility.  Upon the effectiveness of this letter agreement, (i) the commitments of each of Bank of America and JPMCB will be reduced by 3 3/4% and 3 3/4%, respectively, (ii) UBSLF shall constitute an “Initial Target Bridge Lender”, and (iii) UBSS shall constitute a “Target Bridge Lead Arranger”, in each case under the Commitment Letter and the Fee Letter. The commitments with respect to the Facilities are set forth on Schedule A.
2.    Conditions Precedent.
You agree that the funding of the Target Credit Facilities and any Target Bridge Facility shall be subject to the conditions set forth in the Commitment Letter (including the consummation of the Acquisition).
3.    Miscellaneous.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This letter agreement is deemed incorporated into, and governed by all of the terms of the Commitment Letter including, without limitation, the confidentiality provisions included in the Commitment Letter. Except as expressly modified above, the provisions of the Commitment Letter, as modified by this letter, shall remain in full force and effect. Each reference in the Commitment Letter to the Commitment Letter shall mean and be a reference to the Commitment Letter as modified hereby. Each reference in the Commitment Letter and the Fee Letter to the Fee Letter shall mean and be a reference to the Fee Letter as modified hereby. This letter may be executed in two or more counterparts, each of which, when so executed and delivered, will be deemed to be an original, and taken together, will constitute one and the same instrument.
Please indicate your acceptance of the terms hereof by signing in the appropriate space below.

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Very truly yours, BANK OF AMERICA, N.A. By: Name: Title:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED By: Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS By: Name: Title: By: Name: Title:
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH By: Name: Title: By: Name: Title:
DEUTSCHE BANK SECURITIES By: Name: Title: By: Name: Title:

J.P. MORGAN CHASE BANK, N.A. By: Name: Title:
J.P. MORGAN SECURITIES LLC By: Name: Title:

Accepted and agreed to as of
the date first written above:

BOYD GAMING CORPORATION

by
    Name: Josh Hirsberg
    Title: Vice President,
Chief Financial Officer and
Treasurer
UBS LOAN FINANCE LLC

By:
    Name:
    Title:
By:
    Name:
    Title:

UBS SECURITIES LLC

By:
    Name:
    Title:
By:
    Name:
    Title:
Schedule A

	Target Revolving Credit Facility	Target Senior Term Loan Facility	Target Bridge Facility
BofAML	$13,750,000	$270,000,000	$118,125,000
DB	12,500,000	200,000,000	87,500,000
JPM	13,750,000	270,000,000	118,125,000
UBS	10,000,000	60,000,000	26,250,000
Total	$50,000,000	$800,000,000	$350,000,000
Upon effectiveness of this letter agreement, the commitments under the Commitment Letter shall be as set forth in the table below.

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